UNITED STATES OF AMERICA

                        SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549

                                     FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 28, 2003

                              Cluett American Corp.
            (Exact Name of Registrant as Specified in Its Charter)


Delaware                           333-58059              22-2397044
(State of other jurisdiction       (Commission File       (IRS Employer
of incorporation)                   Number)               Identification Number)

                         48 West 38th Street New York, NY 10018
                  (Address of Principal Executive Offices) (Zip Code)

               Registrant's Telephone Number, Including Area Code 212-984-8900

            (Former name of former address, if changed since last report.)

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Item 9.  Regulation FD Disclosure

     On March 28, 2003, Cluett American Corp. ("the Company") received an amendment to its credit agreement, which among other things, extends the date for the Company's Maximum Senior Funded Indebtedness covenant until May 7, 2003. The Maximum Senior Funded Indebtedness covenant limits outstanding Senior Funded Indebtedness to $48.0 million. Outstanding Senior Funded Indebtedness of December 31, 2002 was $93.4 million. The Company expects to provide its annual financial statements for the year ended December 31, 2002 to its security holders in due course.








































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                                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Cluett American Corp.



Date March 31, 2003                 By    /s/ Joseph F. Neely




                                    ____________________
                                    Name: Joseph F. Neely
                                    Title: Director and Chief Executive Officer


































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